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                                                                    Exhibit 99.j

                  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



        We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 19, 2004 relating to the financial statements and financial highlights which appears in the March 31, 2004 Annual Report to Shareholders of 1st Source Monogram Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Columbus, Ohio
July 28, 2004